Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-265408, 333-276761 and 333-282861) on Form S-3 and (No. 333-256269, 333-263899, 333-270911, 333-278277, and 333-285445) on Form S-8 of our report dated February 26, 2026, with respect to the financial statements of Vera Therapeutics, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
February 26, 2026